UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), November 15, 2002

SHEFFIELD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50002	52-2175896
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5150 Tamiami Trail N., Ste. 202 Naples, Florida	34103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (239) 430-2222

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 15, 2002, the Board of Directors of the Company advised Nelson, Mayoka and Company, P.C. of 88 Huntington Road, Cold Spring Harbor, New York ("Mayoka")

that it would not be appointed as the Company's auditors for the year ended December 31, 2002.

The reports of Mayoka for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. There have not been any disagreements between Mayoka and the Company on any matter of accounting principles or practices, financial statement or disclosure, or auditing scope or procedure, or any reportable events between Mayoka and the Company.

On November 15, 2002, the Board of Directors of the Company appointed the firm of Tim Palmieri, ("Palmieri") Certified Public Accountant, of 305 Morning Mist Walk, Suwanee, Georgia as independent auditors of the Company for the fiscal year ended December 31, 2002. Prior to the engagement of Palmieri, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, or type of audit opinion that might be rendered on the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

On November 18, 2002, the Company provided a draft copy of this report on Form 8K to Mayoka, requesting their comments on the information contained therein. The responsive letter from Mayoka, indicating their agreement with the statements contained in the aforesaid report on Form 8K, is herewith filed and attached as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEFFIELD PRODUCTS, INC.

By: /S/ JAMES CHARLES

James Charles, President and a Director

By:/S/ COSMO PALMIERI

Cosmo Palmieri, Director

Date: November 15, 2002

Exhibit A

Nelson, Mayoka & Company, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

88 Huntington Road

Cold Spring Harbor

New York 11724

Tel. (212) 697-7979

Fax (212) 697-8997

November 18, 2002

Securities and Exchange Commission

Main Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549, U.S.A.

Re: Sheffield Products, Inc.

Dear Sirs:

Please be advised that I have read the disclosure concerning change in registrant's certifying accountant in Item 4 of Form 8K of Sheffield Products, Inc., dated November 15, 2002, and agree with the statements contained therein.

Very truly yours,

for and on behalf of

Nelson, Mayoka and Company, P.C.

By: /S/ MARK L. MAYOKA, CPA

Certified Public Accountants